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                                 [LETTERHEAD]




                                April 24, 1996





International Remote Imaging Systems, Inc.
9162 Eton Avenue
Chatsworth, California 91311

Ladies and Gentlemen:


       We have examined Amendment No. 1 to the Registration Statement on
Form S-3 (the "Registration Statement") to be filed by you with the Securities and Exchange Commission on April 24, 1996, in connection with the offer of certain selling stockholders named therein (the "Selling Stockholders") to sell from time to time up to 466,311 shares (the "Shares") of the Common Stock, $.01 par value, of International Remote Imaging Systems, Inc. (the "Company"). The Shares may be sold from time to time by the Selling Stockholders on the American Stock Exchange ("AMEX") at prevailing prices at the time of such sales, at prices related to such prevailing prices or at negotiated prices. The Selling Stockholders may sell all or a portion of the Shares in private transactions or in the over-the-counter market at prices related to the prevailing prices of the Shares on the AMEX at the time of the sale. The Selling Stockholders may effect such transactions by selling to or through one or more broker-dealers. As your counsel in connection with this transaction, we have examined the proceedings proposed to be taken in connection with said offer and sale of the Shares and such other matters and documents as we have deemed necessary or relevant as a basis for this opinion.


        Based on these examinations, it is our opinion that upon completion of the proceedings being taken or which we, as your counsel, contemplate will be taken prior to the offer and sale of the Shares, the Shares, when offered and sold in the manner referred to in the Registration Statement, will be legally and validly issued, fully paid and non-assessable.

        We consent to the use of this opinion as an exhibit to the Registration Statement and further consent to the reference to this firm under the caption "Legal Matters" in the Prospectus forming a part of the Registration Statement. This opinion is furnished to you in connection with the registration of the Shares, is solely for your benefit and may




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International Remote Imaging Systems, Inc.
April 24, 1996
Page 2



not be relied upon by, nor copies delivered to, any other person or entity without our prior written consent.


                                              Very truly yours,



                                              /s/ Irell & Manella LLP
                                              Irell & Manella LLP